CONSENT OF COUNSEL


     We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of Florida Daily Municipal Income Fund as filed with the Securities and Exchange Commission on or about December 20, 2007.




/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
December 18, 2007